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                                                                    Exhibit 23.1

                     Consent of the Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-81614) and the Registration Statement on Form S-3 (File No. 333-82106) of Golden Star Resources Ltd. of our report dated March 22, 2002 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP
Chartered Accountants
Calgary, Alberta
March 29, 2002